Exhibit 2.5

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A
($25,000 LIQUIDATION PREFERENCE)

NUMBER	SHARES
1

CUSIP

MORGAN STANLEY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF NEW YORK, NEW YORK

     This is to certify that JPMORGAN CHASE BANK, N.A., as Depositary under the Deposit Agreement, dated as of July             , 2006 among Morgan Stanley (the “Corporation”), JPMorgan Chase Bank, N.A., and the holders from time to time of the Depositary Receipts issued thereunder, is the owner of           fully paid and non-assessable shares of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value, liquidation preference $25,000 per share, of the Corporation (the “Stock”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: July      , 2006

[SEAL]

_________________________________________	_________________________________________
Assistant Treasurer	Chief Financial Officer

Countersigned and Registered
JPMORGAN CHASE BANK, N.A.
Transfer Agent, Dividend Disbursement
Agent and Registrar

By: _________________________________________
Authorized Signature

MORGAN STANLEY

     MORGAN STANLEY (the “Corporation”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designation establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Corporation or series thereof. Such information may be obtained by a request in writing to the Secretary of the Corporation at its principal place of business.

     This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and the Certificate of Designation of Preferences and Rights of the Floating Rate Non-Cumulative Preferred Stock, Series A (Liquidation Preference $25,000 per share) (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFT MIN ACT –		Custodian
		(Minor)		(Cust)

TEN ENT- as tenants by the entireties	Under Uniform Gifts to Minors Act
______________________
(State)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

______________________

     For value received, ________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

shares of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint _______________________, Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ________________________
________________________
Signature

_________________________________________
NOTICE: The signature to the assignment must correspond
with the name as written upon the face of this
certificate in every particular, without
alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

_________________________________________
NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers, savings
and loan associations, and credit unions
with membership in an approved signature
guarantee medallion program), pursuant to
Rule 17Ad-15 under the Securities
Exchange Act of 1934.